SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

FAIRMOUNT BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	000-53996	27-1783911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8216 Philadelphia Road, Baltimore, MD 21237

(Address of Principal Executive Offices)

(410) 866-4500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At the Annual Meeting of Stockholders of Fairmount Bancorp, Inc. (the “Company”) held on February 23, 2011, the stockholders approved the Company’s 2010 Stock Option Plan (the “Stock Option Plan”) and the Company’s 2010 Recognition and Retention Plan and Trust Agreement (the “Recognition and Retention Plan”). The plans became effectively immediately upon stockholder approval. See Item 5.07 (“Submission of Matters to a Vote of Security Holders”) of this Report.

Description of the Stock Option Plan

General. Upon the unanimous recommendation of the Compensation Committee, and subject to stockholder approval, on December 15, 2010, the Board of Directors adopted the Stock Option Plan, which is designed to attract and retain qualified officers, other employees and non-employee directors, provide officers, other employees and non-employee directors with a proprietary interest in the Company as an incentive to contribute to its successes, and reward officers, employees and non-employee directors for outstanding performance. The Stock Option Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code and non-qualified or compensatory stock options (the incentive stock options and the non-qualified (compensatory) options are together called, the “options”). The options will be available for grants to officers, other employees and directors of the Company and any subsidiary, including Fairmount Bank, except that non-employee directors will be eligible to receive only awards of non-qualified options. Options to acquire shares of common stock will be awarded to officers, other employees and non-employee directors with an exercise price equal to the fair market value of the common stock on the date of grant.

The following description of the Stock Option Plan is a summary of its terms and is qualified by reference to the Stock Option Plan, a copy of which is filed as Exhibit 10.1 to this Report.

Administration. The Stock Option Plan is administered and interpreted by the Compensation Committee of the Board of Directors that is currently comprised of Messrs. Yanke and French and Ms. Craig.

Number of Shares Covered by the Stock Option Plan. A total of 44,403 shares of common stock have been reserved for future issuance pursuant to the Stock Option Plan, which is equal to 10.0% of the currently outstanding common stock. The Stock Option Plan provides that grants to each officer or other employee and each non-employee director shall not exceed 25% and 5% of the shares of common stock available under the Stock Option Plan, respectively. Option grants made to non-employee directors in the aggregate shall not exceed 30% of the number of shares available under the Stock Option Plan. In the event of a stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of common stock under the Stock Option Plan, the number of shares to which any option grant relates and the exercise price per share under any option will be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding or such capital adjustment.

Stock Options. Under the Stock Option Plan, the Board of Directors, or the committee appointed by the Board, will determine which employees, including officers, and non-employee directors (including advisory or emeritus directors), will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option and whether such options may be exercised by delivering other shares of common stock. Under the Stock Option Plan, the per share exercise price of both an incentive and a compensatory stock option must at least equal the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to individuals who beneficially own 10% or more of the issued and outstanding shares of the Company’s common stock).

Vesting. Options will generally become vested and exercisable at a rate no more rapid than 20% per year, commencing one year from the date of grant. The right to exercise will be cumulative. However, no vesting may occur on or after a participant’s employment or service with the Company or any subsidiary is terminated. Unless the committee or Board of Directors specifies otherwise at the time an option is granted, all options granted to participants will become vested and exercisable in full on the date an optionee terminates his or her employment or service because of death or disability or as of the effective date of a change in control.

Duration of Options. Each stock option or portion thereof will be exercisable at any time on or after it vests and is exercisable until the earlier of either: 10 years after its date of grant or six months after the date on which the optionee’s employment or service terminates, unless the committee or the Board of Directors determines at the date of grant to extend such period of exercise for a period of up to three years from such termination. Unless stated otherwise at the time an option is granted, (a) if an optionee terminates his or her employment or service as a result of disability or retirement without having fully exercised his or her options, the optionee will have three years following termination due to disability or retirement to exercise such options, and (b) if an optionee terminates his or her employment or service with the Company following a change in control without having fully exercised his or her options, the optionee shall have the right to exercise such options during the remainder of the original 10 year term of the option. However, failure to exercise incentive stock options within 90 days after the date on which the optionee’s employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his or her options, the optionee’s executors, administrators, legatees or distributes of his or her estate will have the right to exercise such options during the one-year period following death. In no event may any option be exercisable more than 10 years from the date it was granted.

Executive officers and directors must either exercise or forfeit their options granted under the Stock Option Plan in the event Fairmount Bank becomes critically undercapitalized under applicable federal regulations, is subject to Office of Thrift Supervision enforcement action, or receives a capital directive under applicable federal regulations.

Transferability. Stock options generally are non-transferable except by will or the laws of descent and distribution, and during an optionee’s lifetime, may be exercisable only by the optionee or his or her guardian or legal representative. However, an optionee who holds non-qualified options may transfer such options to his or her immediate family, including the optionee’s spouse, children, stepchildren, parents, grandchildren and great grandchildren, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred will be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

Paying for Shares. Payment for shares purchased upon the exercise of options may be made (a) in cash or by check, (b) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, or (c) if permitted by the committee or the Board of Directors, by delivering shares of common stock (including shares acquired pursuant to the previous exercise of an option) with a fair market value equal to the total purchase price of the shares being acquired pursuant to the option.

Term of the Stock Option Plan. Unless sooner terminated, the Stock Option Plan shall continue in effect for a period of 10 years from the date of Board approval. Termination of the Stock Option Plan shall not affect any previously granted and outstanding options.

Expected Federal Income Tax Consequences. Under current provisions of the Internal Revenue Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. Regarding incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise. An optionee, however, may be subject to the alternative minimum tax upon exercise of an incentive stock option. With respect to compensatory stock options, the difference between the fair market value of the shares on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee.

Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, the participant may be subject to a 20% excise tax, and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance based” within the meaning of Code Section 162(m) in certain circumstances. The Stock Option Plan is designed to meet the requirements of Code Section 162(m). The Company believes that the likelihood of any impact from the deduction limitation in Section 162(m) is very remote at this time.

The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Accounting Treatment. The Company will recognize the cost of employee services received in share-based payment transactions, including the Stock Option Plan, and measure the cost on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award.

Stockholder Approval. No options have been granted under the Stock Option Plan prior to the Annual Meeting. Stockholder approval of the Stock Option Plan also satisfies federal tax requirements. The Company will register with the SEC (on a Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended) the shares of common stock that would be issuable under the Plan.

New Plan Benefits. Although the Compensation Committee expects to act after receipt of stockholder approval to grant options under the Stock Option Plan, the timing of any such grants, the individual recipients and the specific amounts of such grants have not been determined. The Compensation Committee has not yet determined what awards it will grant under the Stock Option Plan.

Description of the Recognition and Retention Plan

General. Upon the unanimous recommendation of the Compensation Committee, and subject to stockholder approval, on December 15, 2010, the Board of Directors adopted the 2010 Recognition and Retention Plan and Trust Agreement, which is designed to enable the Company to provide officers, other employees and non-employee directors with a proprietary interest in the Company and as an incentive to contribute to its success. Officers, other employees and non-employees directors of the Company who are selected by the Board of Directors or members of a committee appointed by the Board will be eligible to receive benefits under the Plan. Shares will be granted to officers, other employees and non-employee directors as determined by the Compensation Committee or the Board of Directors.

The following description of the Recognition and Retention Plan is a summary of its terms and is qualified by reference to the Plan, a copy of which is filed as Exhibit 10.2 to this Report.

Administration. The Compensation Committee of the Board of Directors of the Company, which currently consists of Messrs. Yanke and French and Ms. Craig, will administer the Recognition and Retention Plan. The initial trustees of the Trust established pursuant to the Plan will be Joseph M. Solomon and Jodi L. Beal.

Number of Shares Covered by the Recognition and Retention Plan. The Company will contribute sufficient funds to the Trust so that the Trust can purchase 17,761 shares of common stock, or 4.0% of the outstanding common stock. These shares may be acquired through open market purchases to the extent available, or the Company may issue previously unissued shares or treasury shares to the Recognition and Retention Plan. The issuance of new shares by the Company would be dilutive to the voting rights of existing stockholders and to the Company’s book value per share and earnings per share.

Grants. Shares of common stock granted pursuant to the Recognition and Retention Plan will be in the form of restricted stock generally payable at a rate no more rapid than 20% per year, beginning one year from the anniversary date of the grant. A recipient will be entitled to all stockholder rights with respect to shares which have been earned and distributed under the Plan. However, until such shares have been earned and distributed, they may not be sold, assigned, pledged or otherwise disposed of and are required to be held in the Trust. In addition, any cash dividends or stock dividends declared in respect of unvested share awards would be held by the Trust for the benefit of the recipients of Plan share awards, and such dividends or returns of capital, including any interest thereon, will be paid out proportionately by the Trust to the recipients thereof as soon as practicable after the Plan share awards are earned.

If a recipient terminates employment or service for reasons other than death, disability or change in control, the recipient would forfeit all rights to the allocated shares under restriction. All shares subject to an award held by a recipient whose employment or service terminates due to death or disability shall be deemed earned as of the recipient’s last day of employment or service and shall be distributed as soon as practicable thereafter. In the event of a change in control of the Company, all shares subject to an award shall be deemed earned as of the effective date of such change in control.

Expected Federal Income Tax Consequences. In general, recipients of awards under the Recognition and Retention Plan would recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time that the shares vest. A recipient of a Plan award may elect to accelerate the recognition of income with respect to his or her grant to the time when shares of common stock are first issued to him or her, notwithstanding the vesting schedule of such awards. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of awards in the year in which such amounts are included in income.

Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, the participant may be subject to a 20% excise tax, and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances.

The above description of tax consequences under the federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Accounting Treatment. The Company would recognize compensation expense as shares of common stock granted pursuant to the Plan vest. The amount of compensation expense recognized for accounting purposes would be based upon the fair market value of the common stock at the date of grant to recipients, rather than the fair market at the time of vesting for tax purposes, unless the grants are performance based. In such event, the fair market value on the date of vesting will be recognized as compensation expense. The vesting of plan share awards would have the effect of increasing the Company’s compensation expense and would be a factor in determining the Company’s earnings per share on a fully diluted basis.

Stockholder Approval. No awards have been granted under the Plan prior to the Annual Meeting. The Company will register with the SEC (on a Registration Statement on form S-8 to be filed under the Securities Act of 1933, as amended) the shares of common stock that would be issuable under the Plan.

Shares to be Granted. The Board of Directors of the Company adopted the Recognition and Retention Plan, and the Compensation Committee intends to grant shares to executive officers, employees and non-employee directors of the Company and Fairmount Bank. The Recognition and Retention Plan provides that grants to each employee and each non-employee director shall not exceed 25% and 5% of the shares of common stock available under the Recognition and Retention Plan, respectively. Awards made to non-employee directors in the aggregate may not exceed 30% of the number of shares available under the Recognition and Retention Plan.

New Plan Benefits. Although, the Compensation Committee expects to act after receipt of stockholder approval to issue awards under the Recognition and Retention Plan, the timing of any such awards, the individual recipients and the specific amounts of such awards have not been determined. The Compensation Committee has not yet determined what awards it will grant under the Recognition and Retention Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on February 23, 2011. At the Annual Meeting, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm for fiscal 2011 was ratified; a non-binding resolution to approve the compensation of the named executive officers was adopted; an advisory vote supporting a frequency of every three years for future non-binding resolutions on named executive officers’ compensation was adopted; the 2010 Stock Option Plan was approved; and the 2010 Recognition and Retention Plan and Trust Agreement was approved.

The Inspector of Election reported the vote of shareholders at the Annual Meeting as follows:

PROPOSAL 1:	Election of Directors

Name	FOR	WITHHELD
William G. Yanke	294,606	—
Joseph M. Solomon	294,606	—

In addition, there were 68,989 broker non-votes.

PROPOSAL 2:	Ratify Appointment of Smith Elliott Kearns & Company, LLC

FOR	AGAINST	ABSTAIN

363,595	—	—

In addition there were 68,989 broker non-votes.

PROPOSAL 3:	Adoption of a Non-Binding Resolution to Approve the Compensation of Named Executive Officers

FOR	AGAINST	ABSTAIN

294,106	500	—

In addition there were 68,989 broker non-votes.

PROPOSAL 4:	Advisory Vote on the Frequency of the Non-Binding Resolution to Approve the Compensation of Named Executive Officers

Number of Shares
Every three years	210,431
Every two years	26,100
Every year	58,075
Abstain	—

In addition there were 68,989 broker non-votes.

PROPOSAL 5:	To Approve the 2010 Stock Option Plan

FOR	AGAINST	ABSTAIN

272,906	6,700	15,000

In addition there were 68,989 broker non-votes.

PROPOSAL 6:	To Approve the 2010 Recognition and Retention Plan and Trust Agreement

FOR	AGAINST	ABSTAIN

253,206	26,000	15,400

In addition there were 68,989 broker non-votes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 10.1	Fairmount Bancorp, Inc. 2010 Stock Option Plan.

Exhibit 10.2	Fairmount Bancorp, Inc. 2010 Recognition and Retention Plan and Trust Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FAIRMOUNT BANCORP, INC.

DATE: March 1, 2011	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President and Chief Executive
Officer

EXHIBIT INDEX

Exhibit Number

10.1	Fairmount Bancorp, Inc. 2010 Stock Option Plan.

10.2	Fairmount Bancorp, Inc. 2010 Recognition and Retention Plan and Trust Agreement